PROSPECTUS Dated May 18, 2000                       Pricing Supplement No. 13 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-34392
Dated May 18, 2000                                                Rule 424(b)(3)


                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                            -----------------------


     We will not redeem these Medium-Term Notes, Series C (Senior Floating Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Floating Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $10,000,000

Maturity Date:             July 7, 2003

Interest Accrual
   Date:                   July 7, 2000

Interest Payment
   Dates:                  Each January, 7, April
                           7, July 7 and October
                           7, commencing
                           October 7, 2000

Initial Interest Rate:     To be determined two
                           London banking days
                           prior to the Original
                           Issue Date

Base Rate:                 LIBOR

Index Maturity:            3 Months

Spread
(Plus or Minus):           Plus 0.25% per annum

Index Currency:            U.S. Dollars

Interest Payment
   Period:                 Quarterly

Specified Currency:        U.S. Dollars

Issue Price:               100%

Settlement Date
   (Original Issue Date):  July 7, 2000

Initial Interest Reset
   Date:                   October 7, 2000

Interest Reset Dates:      Same as Interest
                           Payment Dates

Interest Reset Period:     Quarterly

Interest Determination
   Dates:                  Two London banking
                           days prior to each
                           Interest Reset Date

Reporting Service:         Telerate (Page 3750)

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co.
                           Incorporated

Calculation Agent:         The Chase
                           Manhattan Bank

Minimum Denomination:      $1,000

CUSIP:                     61745EQF1


Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER